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                               McGRAW-HILL, INC.

                       KEY EXECUTIVE SHORT-TERM INCENTIVE

                           DEFERRED COMPENSATION PLAN
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                                   ARTICLE I

                                    PURPOSE


The purpose of the McGraw-Hill, Inc. Key Executive Short-Term Incentive Deferred Compensation Plan (hereinafter referred to as the "Plan") is to provide funds for retirement or other expenses for executive employees (and their beneficiaries) of McGraw-Hill, Inc. and its subsidiaries. It is intended that the Plan will aid in retaining and attracting employees by providing such employees with a means to defer receipt of short-term incentive compensation to a future date.
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                                   ARTICLE II

                                  DEFINITIONS


         For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

         Section 2.01 BENEFICIARY. "Beneficiary" means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan. Any Participant Beneficiary designation shall be made in a written instrument filed with the Company and shall become effective only when received, accepted and acknowledged in writing by the Company.

         Section 2.02 BOARD. "Board" means the Board of Directors of McGraw-Hill, Inc.

         Section 2.03 CHANGE OF CONTROL. For purposes of this Plan, the term "Change of Control" shall mean any of the following:

         (i) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

         (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director during such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act)




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shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

         (iii) Approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

    Section 2.04 COMMITTEE. "Committee" means the Management Compensation Committee of the Board.

         Section 2.05 COMPANY. "Company" means McGraw-Hill, Inc., its successors, any subsidiary or affiliated organizations authorized by the Board of Directors of McGraw-Hill, Inc. or the Committee to participate in the Plan and any organization into which or with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred.

         Section 2.06 DEFERRED ACCOUNT. "Deferred Account" means the account maintained on the books of account of the Company for each Participant pursuant to Article VI. Separate Deferred Accounts shall be maintained for each Participant. More than one Deferred Account may be maintained for each Participant as necessary to reflect (a) various interest credits and/or (b) separate year deferral elections. A Participant's Deferred Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's Deferred Account shall not constitute or be treated as a trust fund of any kind.

         Section 2.07 DETERMINATION DATE. "Determination Date" means the date on which the amount of a Participant's Deferred Account is determined as provided in Article VI hereof. The last day of each calendar month shall be a Determination Date.

         Section 2.08 DISABILITY. "Disability" or "Disabled Participant" means eligibility for disability benefits under the terms of the Company's Long-Term Disability Plan in effect at the time the Participant becomes disabled.





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         Section 2.09 INCENTIVE COMPENSATION.  "Incentive Compensation" means any short-term incentive compensation cash award payable by the Company to a Participant in a Plan Year pursuant to the provisions of the McGraw-Hill, Inc. 1990 Key Executive Short-Term Incentive Compensation Plan.

         Section 2.10 PARTICIPANT. "Participant" means any individual who is designated by the Committee to participate in this Plan and who elects to participate by filing a Participation Agreement as provided in Article IV.

         Section 2.11 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement filed by a Participant prior to the beginning of the first period for which the Participant's Incentive Compensation is to be deferred pursuant to the Plan and the Participation Agreement. Notwithstanding the foregoing sentence, the Participation Agreement for the first Plan Year of the Plan may be filed no later than August 31, 1990. A new Participation Agreement shall be filed by the Participant for each separate Incentive Compensation deferral election.

         Section 2.12 PLAN ADMINISTRATOR. "Plan Administrator" means the Executive Vice President, Administration of McGraw-Hill, Inc. or his designee.

         Section 2.13 PLAN YEAR. "Plan Year" means a twelve month period commencing January 1 and ending the following December 31. The first Plan Year shall commence on January 1, 1990.

         Section 2.14 RETIREMENT DATE. "Retirement Date" means the date on which the Participant actually terminates employment due to retirement on or after the first day of the month coincident with or next following a Participant's attainment of age fifty-five (55).





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                                  ARTICLE III

                                 ADMINISTRATION


         Section 3.01 PLAN ADMINISTRATOR; COMMITTEE; DUTIES.
This Plan shall be administered by the Plan Administrator. Decisions of the Plan Administrator shall be reviewable by the Committee. The Committee shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.

         Section 3.02 BINDING EFFECT OF DECISIONS. The decision or action of the Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan, unless a written appeal is received by the Committee within sixty days of the disputed action. The appeal will be reviewed by the Committee and the decision of the Committee shall be final, conclusive and binding on the Participant and all persons claiming by, through or under the Participant.





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                           ARTICLE IV

                         PARTICIPATION


         Section 4.01 PARTICIPATION. Participation in the Plan shall be limited to executives selected by the Committee who elect to participate in the Plan by filing a Participation Agreement with the Company. Except as provided below, a Participation Agreement must be filed prior to December 15th immediately preceding the Plan Year in which the Participant's participation under the Agreement will commence, and the election to participate shall be effective on the first day following receipt by the Company of a properly completed and executed Participation Agreement. The Participation Agreement for the first Plan Year of the Plan must be filed no later than August 31, 1990.

         Section 4.02 DEFERRAL AMOUNT. A Participant may elect in any Participation Agreement to defer all or a portion of his Incentive Compensation.

         Section 4.02 (a) With respect to Incentive Compensation deferrals, the deferral selected in each Participation Agreement shall apply only to the Participant's Incentive Compensation paid for the Plan Year for which the respective Participation Agreement is applicable.

         Section 4.02 (b) From time to time, the Committee may increase or decrease the period for which the deferrals are effective by giving reasonable written notice to the affected Participants. Such changes shall be effective for all Participation Agreements filed thereafter.

         Section 4.02 (c) A Participant's election to defer his Incentive Compensation shall be irrevocable upon the filing of the respective Participation Agreement; provided, however, that the deferral under any Participation Agreement may be terminated or amended as provided in paragraphs
9.01 and 9.02.

         Section 4.02 (d) With respect to Incentive Compensation deferrals, to the extent the Participant participates in the Company's qualified Employee Retirement Plan (ERP), Employee Retirement Account Plan (ERAP), and Savings Incentive Plan (SIP), such deferrals will be credited with Company contributions under non-qualified accounts for the ERP, ERAP and SIP Plans.

         Section 4.03 ADDITIONAL PARTICIPATION AGREEMENT. A Participant may enter into additional Participation Agreements if authorized to do so by the Committee by filing a Participation Agreement with the Company prior to



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December 15th of any calendar year, stating the amount that the Participant elects to have deferred for the next Plan Year. Such additional agreements shall be effective as to Incentive Compensation paid in the Plan Year beginning after the last day of the Plan Year in which the respective agreement is filed with the Company.













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                                   ARTICLE V

                        DEFERRED INCENTIVE COMPENSATION


         Section 5.01 ELECTIVE DEFERRED INCENTIVE COMPENSATION. The amount of Incentive Compensation that a Participant elects to defer in the Participation Agreement executed by the Participant, with respect to each Plan Year of participation in the Plan, shall be credited by the Company to the Participant's Deferred Account. To the extent that the Company is required to withhold any taxes or other amounts from the employee's deferred wages pursuant to any state, Federal or local law, such amounts shall be taken out of the portion of the Participant's Incentive Compensation which is not deferred under this Plan, or the Participant's base salary.

         Section 5.02 VESTING OF DEFERRED ACCOUNT. A Participant shall be 100% vested in his/her Deferred Account at all times.





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                                   ARTICLE VI

                                DEFERRED ACCOUNT


         Section 6.01 DETERMINATION OF ACCOUNT. Each Participant's Deferred Account, as of each Determination Date, shall consist of the balance of the Participant's Deferred Account as of the immediately preceding Determination Date. The Deferred Account of each Participant shall be reduced by the amount of all distributions, if any, made from such Deferred Account since the preceding Determination Date.

         Section 6.02 INTEREST CREDIT. As of each Determination Date, the Participant's Deferred Account shall be increased by the amount of interest earned since the preceding Determination Date. Interest shall be credited at a rate determined to be in effect for each Plan Year, as determined by the Committee based on the interest rate payable on the Company's long-term debt securities. Notwithstanding the foregoing, if a Participant's Deferred Account is paid in installments, interest shall be credited, (i) for retired Participants, at the rate determined to be in effect during the Plan Year in which the Participant retires, and (ii) for all other installment payments, at the rate determined to be in effect during the Plan Year in which such payments commence.

         Section 6.03 STATEMENT OF ACCOUNTS. The Company shall submit to each Participant, by July 1 following the close of each Plan Year, a statement in such form as the Company deems desirable, setting forth the balance to the credit of such Participant in his Deferred Account as of the last day of the preceding Plan Year.





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                                  ARTICLE VII

                                    BENEFITS


         Section 7.01 TIME OF PAYMENT. A Participant may elect in any Participation Agreement whether payment of the balance to the credit of his Deferred Account shall be paid or commence to be paid (i) on a date specified by the Participant, or (ii) upon the earlier of the Participant's (A) Retirement Date or (B) termination of employment other than death, disability, or retirement. In either case, the Participant shall be entitled to the balance to the credit of his Deferred Account determined under Section 6.01, which shall be payable under Section 7.04 as of the Determination Date coincident with or immediately following such date or event. No change in a Participant's election shall be valid unless it is made in a Participation Agreement which is filed with the Committee prior to the Plan Year preceding the Plan Year in which payment of the Participant's Deferred Account would otherwise have been made or commenced.

         Section 7.02 DEATH. If a Participant dies after the commencement of payments of his Deferred Account, or if a Participant while employed dies prior to any payments of his Deferred Account, his Beneficiary shall receive a lump-sum payment equal to his Deferred Account as of the Determination Date coincident with or immediately following such death.

         Section 7.03 DISABILITY. In the event of Disability prior to retirement or termination of employment, the Disabled Participant, unless he otherwise elects under this paragraph, shall have payment of his Deferred Account made or commenced in accordance with the Participation Agreement filed by the Participant. Before payments commence or are made under the preceding sentence, a Disabled Participant may elect, subject to Committee approval upon good cause shown, to have payments (i) made as soon as practicable in a lump sum, or (ii) commence as soon as practicable in equal annual installments over a period not in excess of 15 years.

         Section 7.04 FORM OF PAYMENT. Upon the happening of the date or event described in Sections 7.01 or 7.03, the Company shall pay to the Participant the balance to the credit of his Deferred Account in a lump sum or in equal annual installments as elected in the Participation Agreement filed by the Participant. If a Participant elects to receive payments in installments, payment of the Deferred Account shall be in an amount which amortizes the Deferred Account balance in equal annual payments of principal and interest



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over a period not to exceed 15 years.  For purposes of determining the amount of the annual payment, the assumed rate of interest shall be the rate under the terms of Section 6.02. No change in a Participant's election shall be valid unless it is made in a Participation Agreement which is filed with the Committee prior to the Plan Year preceding the Plan Year in which payment of the Participant's Deferred Account would otherwise have been made or commenced.

         Section 7.05 LUMP-SUM PAYMENT. Notwithstanding Section 7.04, in its sole discretion the Committee may direct that the Company make a lump-sum payment of the balance credited to a Participant's Deferred Account.

         Section 7.06 WITHHOLDING OF TAXES. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld from an employee's wages for the Federal or any state or local government.

         Section 7.07 COMMENCEMENT OF PAYMENTS. Commencement of payments under this Plan shall be made following the earlier of (i) the date specified in the Participation Agreement filed by the Participant or (ii) receipt of notice by the Plan Administrator of the event which entitles a Participant (or a Beneficiary) to payments under this Plan. All payments shall be made as of the first day of the month.

         Section 7.08 PAYMENTS IN CONNECTION WITH CHANGE OF CONTROL. Notwithstanding anything contained in the Plan to the contrary, in the event of a Change of Control of the Corporation the company shall immediately pay to each Participant in a lump sum the then remaining balance in his/her Deferred Account.

         The terms of sections 9.01 and 9.02 shall not be applicable following a Change of Control of the Corporation.

         The reasonable legal fees incurred by any Participant to enforce his/her valid rights hereunder shall be paid for by the Company to the Participant in addition to sums otherwise due hereunder, whether or not the Participant is successful in enforcing his/her rights or whether or not the matter is settled.





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                                  ARTICLE VIII

                            BENEFICIARY DESIGNATION


         Section 8.01 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be paid in the event of his death prior to complete distribution to the Participant of the benefits due him under the Plan.

         Section 8.02 AMENDMENTS. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Company. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

         Section 8.03 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then any amounts to be paid to the Participant's Beneficiary shall be paid to the Participant's estate.

         Section 8.04 EFFECT OF PAYMENT. The payment to the deemed Beneficiary shall completely discharge the Company's obligations under this Plan with respect to the Participant.





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                                   ARTICLE IX

                       AMENDMENT AND TERMINATION OF PLAN


         Section 9.01 AMENDMENT. The Board or the Committee may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict any Deferred Account at the time of such amendment.

         Section 9.02 COMPANY'S RIGHT TO TERMINATE. The Board or the Committee may at any time terminate the Plan with respect to new elections to defer if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company. The Board or the Committee may also terminate the Plan in its entirety at any time, and upon any such termination, the Company shall immediately pay to each Participant in a lump sum the then remaining balance in his Deferred Account.





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                                   ARTICLE X

                                 MISCELLANEOUS


         Section 10.01 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries shall have no legal or equitable rights, interest or claims in any property or assets of the Company. Any and all of the Company's assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

         Section 10.02 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         Section 10.03 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge him at any time.

         Section 10.04 PROTECTIVE PROVISIONS. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.



As amended:  October 27, 1993





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